UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2007

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices) (Zip Code)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	– COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 14, 2007, Cypress Semiconductor Corporation (the “Company”) completed the sale of the automotive imaging product line and certain assets associated with the consumer imaging product line of its Image Sensor business unit to Sensata Technologies, Inc. (“Sensata”) for approximately $11.0 million in cash, pursuant to an Asset Purchase Agreement dated February 27, 2007. Sensata designs and manufactures sensors and controls for the global automotive, appliance, aircraft, industrial and HVAC markets. The Company retained the custom imaging product line of its Image Sensor business unit. The Image Sensor business unit is a component of the Company’s Memory and Imaging Division.

In connection with the transaction, the Company will provide certain transition services to Sensata for a limited time following the completion of the sale.

The Company had no material relationship with Sensata prior to February 27, 2007.

ITEM 9.01	– FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information

(d) Exhibits

2.1	Asset Purchase Agreement, dated February 27, 2007, by and between Sensata Technologies, Inc. and Cypress Semiconductor Corporation.

CYPRESS SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per-share amounts)

	Year Ended December 31, 2006
	As Reported	Pro Forma Adjustments (a)		Pro Forma
Revenues	$1,091,553	$(3,262)		$1,088,291
Costs and expenses (credit):
Cost of revenues	631,328	(2,507)	(b)	628,821
Research and development	244,104	(7,886)	(b)	236,218
Selling, general and administrative	187,552	(1,955)	(b)	185,597
Amortization of acquisition-related intangible assets	15,873	(1,700)		14,173
Restructuring charges	489	—		489
Gain on divestitures	(14,730)	—		(14,730)

Total operating costs	1,064,616	(14,048)		1,050,568

Operating income	26,937	10,786		37,723
Interest and other income, net	25,773	—		25,773

Income before income tax and minority interest	52,710	10,786		63,496
Income tax provision	(6,859)	—		(6,859)
Minority interest, net of tax	(6,369)	—		(6,369)

Net income	$39,482	$10,786		$50,268

Basic net income per share	$0.28			$0.36
Diluted net income per share	$0.25			$0.31
Shares used in per-share calculation:
Basic	140,809			140,809
Diluted	179,271	(20)	(c)	179,251

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CYPRESS SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	As of December 31, 2006
	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$413,536	$11,000	(d)	$424,363
		(173)	(e)
Short-term investments	166,638	—		166,638

Total cash, cash equivalents and short-term investments	580,174	10,827		591,001
Accounts receivable, net	163,196	—		163,196
Inventories	119,184	(1,077)	(f)	118,107
Other current assets	90,074	(118)	(f)	89,956

Total current assets	952,628	9,632		962,260

Property, plant and equipment, net	572,018	(213)	(f)	571,805
Goodwill	360,350	(2,280)	(g)	358,070
Intangible assets, net	35,495	(4,848)	(f)	30,647
Other assets	203,034	(147)	(f)	202,887

Total assets	$2,123,525	$2,144		$2,125,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,206	$—		$92,206
Accrued compensation and employee benefits	42,402	(173)	(e)	42,229
Other current liabilities	88,993	1,300	(h)	91,198
		905	(i)
Deferred income	44,917	—		44,917
Income taxes payable	7,321	—		7,321

Total current liabilities	275,839	2,032		277,871

Convertible subordinated notes	598,996	—		598,996
Deferred income taxes and other tax liabilities	40,471	—		40,471
Other long-term liabilities	39,188	—		39,188

Total liabilities	954,494	2,032		956,526

Minority interest	123,472	—		123,472
Stockholders’ equity:
Preferred stock	—	—		—
Common stock	1,451	—		1,451
Additional paid-in capital	1,469,159	—		1,469,159
Accumulated other comprehensive income	(1,293)	—		(1,293)
Accumulated deficit	(421,220)	112	(j)	(421,108)

	1,048,097	112		1,048,209
Less: shares of common stock held in treasury, at cost	(2,538)	—		(2,538)

Total stockholders’ equity	1,045,559	112		1,045,671

Total liabilities and stockholders’ equity	$2,123,525	$2,144		$2,125,669

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CYPRESS SEMICONDUCTOR CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF TRANSACTION

On March 14, 2007, Cypress Semiconductor Corporation (the “Company”) completed the sale of the automotive imaging product line and certain assets associated with the consumer imaging product line of its Image Sensor business unit (collectively, the “Disposed Products”) to Sensata Technologies, Inc. (“Sensata”) for approximately $11.0 million in cash, pursuant to an Asset Purchase Agreement dated February 27, 2007. Sensata designs and manufactures sensors and controls for the global automotive, appliance, aircraft, industrial and HVAC markets. The Company retained the custom imaging product line of its Image Sensor business unit. The Image Sensor business unit is a component of the Company’s Memory and Imaging Division.

In connection with the transaction, the Company will provide certain transition services to Sensata for a limited time following the completion of the sale.

The Disposed Products had approximately 30 employees located in Cambridge, Massachusetts (the “Employees”). The majority of the Employees were transferred to Sensata upon completion of the sale.

NOTE 2 – PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared to illustrate the effect of the sale of the Disposed Products on the Company’s historical results of operations and financial position. The accompanying unaudited pro forma condensed consolidated statement of operations is represented as if the transaction described in Note 1 had occurred on January 2, 2006 (the beginning of the Company’s fiscal 2006). The unaudited pro forma condensed consolidated balance sheet is presented as if the transaction had occurred on December 31, 2006.

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are preliminary and subject to change upon completion of a more comprehensive analysis by the Company. The Company expects to complete this analysis prior to the finalization of its financial statements for the first quarter ended April 1, 2007.

The pro forma adjustments are as follows:

a.	These adjustments are recorded to eliminate the revenues, cost of revenues and operating expenses which the Company believes (1) are directly attributable to the Disposed Products and (2) will not continue after the completion of the transaction.

b.	Pro forma adjustments include the following stock-based compensation expense related to the Employees recorded under Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”:

(In thousands)
Cost of revenues	$(13)
Research and development	(414)
Selling, general and administrative	(146)

Total stock-based compensation expense	$(573)

c.	To exclude the impact of dilutive stock options held by the Employees.

d.	To record the cash consideration from Sensata.

e.	To settle liabilities, primarily including accrued payroll and vacation, related to the Employees.

f.	To eliminate the assets sold to Sensata.

g.	To eliminate an estimate of the goodwill relating to the Disposed Products in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Amount was determined based on the relative fair values of the Disposed Products and the remaining Image Sensor business unit retained by the Company.

h.	To accrue for the severance and benefit payments paid to Employees.

i.	To accrue for the estimated transaction and other costs associated with the sale.

j.	To record the gain on sale of the Disposed Products as if the transaction had consummated on December 31, 2006:

(In thousands)
Proceeds from sale	$11,000
Assets sold to Sensata:
Inventories	(1,077)
Intangible assets	(4,848)
Other	(478)
Allocation of goodwill	(2,280)
Accrued severance and benefits payments	(1,300)
Accrued transaction and other costs	(905)

Gain on sale of the Disposed Products	$112

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: March 20, 2007	By:	/s/ Brad W. Buss
Brad W. Buss Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
2.1	Asset Purchase Agreement, dated February 27, 2007, by and between Sensata Technologies, Inc. and Cypress Semiconductor Corporation.